Exhibit 1.1

$100,000,000

7.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2036

BURKE & HERBERT FINANCIAL SERVICES CORP.

UNDERWRITING AGREEMENT

September 28, 2026

KEEFE, BRUYETTE & WOODS, INC.

c/o KEEFE, BRUYETTE & WOODS, INC.

The Equitable Building

787 Seventh Avenue, 4th Floor

New York, NY 10019

Ladies and Gentlemen:

Burke & Herbert Financial Services Corp., a Virginia corporation (the “Company”), confirms its agreement (the “Agreement”) with Keefe, Bruyette & Woods, Inc. (“KBW”), as the sole underwriter, with respect to the issue and sale by the Company and the purchase by KBW of $100,000,000 aggregate principal amount of its 7.00% Fixed-to-Floating Rate Subordinated Notes due October 1, 2036 (the “Securities”). The Securities will be issued in book-entry only form to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to the Letter of Representations, to be dated as of the Closing Time (as defined in SECTION 2 hereof), between the Company and DTC.

The Securities will be issued pursuant to the Subordinated Indenture between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”), to be dated as of September 30, 2026, as supplemented by a supplemental indenture thereto to be dated as of September 30, 2026, between the Company and the Trustee (collectively, the “Indenture”). The Indenture and this Agreement are hereinafter referred to collectively as the “Operative Documents.”

The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-283261), which includes the form of prospectus covering the public offering and sale of certain securities of the Company, including the Securities, under the Securities Act (as defined below) and which registration statement became effective on December 11, 2024. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendment thereto at such time, including the exhibits and any schedules thereto at such time, and including the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 and any post-effective amendment, prospectus supplement or other documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B (“Rule 430B”) under the rules and regulations of the Commission under the Securities Act of 1933 (the “Securities Act,” and such rules and regulations promulgated thereunder being referred to as the “Securities Act Regulations”), and is referred to herein as the “Registration Statement.” The form of prospectus appearing in the Registration Statement at the time of its initial effectiveness and including the documents incorporated by reference therein is hereinafter called the “Base Prospectus.” Each preliminary prospectus supplement and the Base Prospectus used in connection with the offering of the Securities, in the form of which has been or will be filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations (“Rule 424(b)”), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 immediately prior to the time of its first use, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b). The final prospectus supplement and the Base Prospectus, in the form first furnished to KBW for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 immediately prior to the Applicable Time (as defined below), are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 2:00 p.m., New York City time, on September 28, 2026, or such other time as agreed by the Company and KBW.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule I hereto.

“Statutory Prospectus” as of any time means the applicable prospectus relating to the Securities that is, immediately prior to that time, either included in the Registration Statement or deemed to be a part thereof, including any document incorporated therein by reference immediately prior to that time and any preliminary prospectus deemed to be a part thereof.

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All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Disclosure Package, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

The Company confirms as follows with KBW.

Section 1.          Representations and Warranties.

The Company represents and warrants to KBW at the Applicable Time and at the Closing Time (as defined below), and agrees with KBW, as follows:

(a)            Well-Known Seasoned Issuer. At the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act Regulations (“Rule 163”) and at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” (as defined in Rule 405). At the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act Regulations) of the Securities, the Company was not nor is an “ineligible issuer” (as defined in Rule 405).

(b)            Compliance of the Registration Statement, the Prospectus and Incorporated Documents. At the time the Registration Statement and any post-effective amendments thereto were filed with the Commission and at the time hereof, the Company met the requirements for use of Form S-3 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Company meets the requirements under the Securities Act specified in the Financial Industry Regulatory Authority, Inc. (“FINRA”) Conduct Rule 5110(b)(7)(C)(i).

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Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, at the Closing Time and as of each deemed effective date with respect to KBW pursuant to paragraph (f)(2) of Rule 430B, complied, in all material respects, with the requirements of the Securities Act, the Securities Act Regulations and the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations of the Commission under the TIA (the “TIA Regulations”). Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied, in all material respects, with the requirements of the Securities Act, the Securities Act Regulations, the TIA and the TIA Regulations, and are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply, in all material respects, with the requirements of the Exchange Act and the Exchange Act Regulations.

(c)            Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at its effective time or at the Closing Time (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, any Issuer General Use Free Writing Prospectus and the Statutory Prospectus, when considered together (collectively, as of the Applicable Time, the “Disclosure Package”), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date or at the Closing Time, included, includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Disclosure Package and the Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required. There are no business relationships or related person transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement, the Disclosure Package and the Prospectus that have not been described as required.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment thereto or the Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by KBW expressly for use therein. For purposes of this Agreement, the only information so furnished shall consist of the following: the discount information appearing in the Prospectus under the heading “Underwriting” and the information relating to stabilizing transactions, syndicate covering transactions and penalty bids in the first paragraph under the caption “Underwriting—Price Stabilization, Short Positions” in each of the preliminary prospectus and the Prospectus (collectively, the “KBW Information”).

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(d)            Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified.

(e)            Independent Accountants. (A) Crowe LLP (“Crowe”), which has certified certain financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus, is (i) an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), whose registration has not been superseded or revoked and which has not requested that such registration be withdrawn, and (ii) not in violation, and has not been in violation, of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission during any period in which Crowe has served as the Company’s independent registered public accounting firm; and (B) S.R. Snodgrass, P.C. (“Snodgrass”), which has certified certain financial statements and supporting schedules of LINKBANCORP, Inc., a Pennsylvania corporation (“LINKBANCORP”), included in the Registration Statement and the Prospectus, was (i) an independent registered public accounting firm with respect to LINKBANCORP as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the PCAOB, whose registration has not been superseded or revoked and which has not requested that such registration be withdrawn, and (ii) not in violation, and has not been in violation, of the auditor independence requirements of the Sarbanes-Oxley Act and the rules and regulations of the Commission during any period in which Snodgrass served as LINKBANCORP’s independent registered public accounting firm.

(f)            Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, comply with the requirements of the Securities Act and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries. The financial statements of the Company and its consolidated subsidiaries, at the dates indicated, have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. To the extent applicable, all disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, in all material respects.

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(g)            Interactive Data. The interactive data in Inline eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto.

(h)            No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse effect, or any development that could be expected to result in a material adverse effect, (A) on the general affairs, condition (financial or otherwise), business, properties, prospects, management, financial position, shareholders’ equity, assets, liabilities or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (B) in the ability of the Company to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (each of (A) and (B) a “Material Adverse Effect”), (ii) there has not been any change in the capital stock or long-term debt or any material changes in short-term debt of the Company or any of the subsidiaries, (iii) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the subsidiaries, considered as one enterprise, (iv) the Company has not purchased any of its outstanding capital stock and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than regular quarterly cash dividends on the Company’s common stock and regular quarterly dividends on the Company’s preferred stock and (v) there has been no material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(i)             Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing could not result in a Material Adverse Effect.

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(j)             Good Standing of Subsidiaries. Burke & Herbert Bank & Trust Company (the “Bank”) is a bank chartered under the laws of the Commonwealth of Virginia, and the charter of the Bank is in full force and effect. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has the requisite corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or other business entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing could not result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, as applicable, and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; none of the outstanding shares of capital stock or other equity interests of any subsidiary of the Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary arising by operation of law, or under the articles of incorporation, bylaws or other organizational documents of the Company or any subsidiary or under any agreement to which the Company or any subsidiary is a party. The only Significant Subsidiary of the Company is the Bank.

(k)            Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus). All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock were issued in violation of the preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company arising by operation of law, or under the articles of incorporation, bylaws or other organizational documents of the Company or any subsidiary or under any agreement to which the Company or any subsidiary is a party.

(l)            Authorization of Agreement. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.

(m)            Authorization of Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company, the Indenture will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) with respect to the rights to indemnity or contribution, including, but not limited to, indemnification and contribution provisions set forth in this Agreement, federal or state securities law or the public policy underlying such laws (collectively, the “Enforceability Exceptions”).

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(n)            Authorization of Securities. The Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company against payment therefor as described in the Prospectus or as contemplated in the Indenture, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; the Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.

(o)            Descriptions of Securities. The Securities will conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the Prospectus and the Disclosure Package.

(p)            Qualification under the TIA. At the Closing Time, the Indenture will have been duly qualified with respect to the Securities under the TIA.

(q)            Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person registration rights or other similar rights to have any securities registered for resale pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(r)            Absence of Defaults and Conflicts. The Company is not in violation of its Articles of Incorporation, as amended (the “Charter”), or Amended and Restated Bylaws (the “Bylaws”); no subsidiary of the Company is in violation of its charter, bylaws or other organizational documents and neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), or in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in all cases for such violations or defaults that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Operative Documents and the Securities by the Company, the issuance, sale and delivery of the Securities, the consummation of the transactions contemplated by the Operative Documents and the Securities and in the Registration Statement, the Prospectus and the Disclosure Package (including the use of proceeds from the sale of the Securities), and compliance by the Company with the terms of the Operative Documents and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect); nor will such action result in any violation of the provisions of the Charter or Bylaws of the Company or the charter, bylaws or other organizational document of any subsidiary of the Company; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

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(s)            Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(t)            Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company or any subsidiary, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated by the Operative Documents and the Securities or the performance by the Company of its obligations hereunder and thereunder. There are no legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject, including ordinary routine litigation incidental to the business, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)            Bank Holding Company Act. The Company has been duly registered as, and meets in all material respects the applicable requirements for qualification as, a bank holding company and has elected to be treated as a financial holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended. The activities of the subsidiaries are permitted for subsidiaries of a financial holding company under applicable law and the rules and regulations of the Federal Reserve set forth in Title 12 of the Code of Federal Regulations. The Company is “well capitalized” as that term is defined in 12 CFR part 225.

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(v)            Compliance with Bank Regulatory Authorities. The Company and each of its subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders) of, or agreements with, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”), and the Bureau of Financial Institutions of the Virginia State Corporation Commission (the “Bureau”), as applicable (collectively, the “Bank Regulatory Authorities”), the Equal Credit Opportunity Act, the Fair Housing Act, the Truth in Lending Act, the Community Reinvestment Act (the “CRA”), the Home Mortgage Disclosure Act, the Bank Secrecy Act and Title III of the USA PATRIOT Act (or otherwise known as “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”), to the extent such laws or regulations apply to the Company or the Bank, as applicable. The Company and the Bank have no knowledge of any facts and circumstances, and have no reason to believe that any facts or circumstances exist, that could cause the Bank (A) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” or (B) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA PATRIOT Act or any order issued with respect to the Anti-Money Laundering Laws (as defined below). The Bank is “well capitalized” under the FDIC’s regulatory framework for prompt corrective action. The Bank has been duly chartered, is validly existing under the laws of the Commonwealth of Virginia and holds the requisite authority to do business as a state-chartered bank with banking powers under the laws of the Commonwealth of Virginia. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The activities of the Bank are permitted under the laws and regulations of the Commonwealth of Virginia. Since December 31, 2022, each of the Company, the Bank and each of their subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that each was required to file with the Federal Reserve, the FDIC, the Bureau and any other applicable federal or state banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all applicable rules and regulations promulgated by the Federal Reserve, the FDIC, the Bureau and any other applicable federal or state banking authorities, as the case may be.

(w)            Regulatory Enforcement Matters. None of the Company, the Bank or any of their respective subsidiaries is a party or subject to any formal or informal agreement, memorandum of understanding, consent decree, directive, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. § 1818(u) with, or order issued by, or has adopted any board resolutions at the request of, the Federal Reserve, the FDIC, the Bureau or any other bank regulatory authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, where such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission would reasonably be expected to result in a Material Adverse Effect. There is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any examination of the Company, the Bank or any of the Company’s other subsidiaries, which would reasonably be expected to result in a Material Adverse Effect.

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(x)            Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(y)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental agency or body is necessary or required for the performance by the Company of its obligations under the Operative Documents or the Securities, or the consummation of the transactions contemplated thereunder, except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the rules of Nasdaq, the securities laws of any state or non-U.S. jurisdiction or the rules of FINRA. All of the information provided to KBW or to counsel for KBW by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities and for the purpose of compliance with the rules of FINRA is true, complete and correct in all material respects, and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or National Association of Securities Dealers Conduct Rules are true, complete and correct in all material respects.

(z)            Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, registrations, memberships, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply could not, individually or in the aggregate, have a Material Adverse Effect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such Governmental License or result in any other material impairment of the rights of any such Governmental License; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental License or the failure of such Governmental License to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any material statement, report, information or form required by any applicable law, regulation or order, except where such failure to be so in compliance would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(aa)          Conduct of Business. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and the Bank is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders, and all regulations and orders of, or agreements with, any court or governmental agency or body applicable to it, except where failure to so comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

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(bb)          Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement, the Disclosure Package and the Prospectus or (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any subsidiary. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect and are held under valid, subsisting and enforceable leases, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(cc)          Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), systems, technology, trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would reasonably be expected to render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except where the failure to possess such Intellectual Property or where such infringement or conflict (if the subject of an unfavorable ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would not result in a Material Adverse Effect.

(dd)          Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the Company’s knowledge, there are no events or circumstances that could result in forming the basis of an order for clean-up or remediation, or a suit, action or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

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(ee)          ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”), that is maintained, administered or contributed to by the Company or any subsidiary or any trade or business, whether or not incorporated, which would be treated as a single employer with the Company or the subsidiaries pursuant to Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) or 4001(b) of ERISA (an “ERISA Affiliate”) for employees or former employees of the Company and its affiliates, or pursuant to which the Company, a subsidiary, or one of their ERISA Affiliates has any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, and the Company and its subsidiaries and ERISA Affiliates have fulfilled their obligations with respect to each Plan except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, no “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred or is reasonably expected to occur with respect to any such Plan excluding transactions effected pursuant to a statutory, class or administrative exemption. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan that is subject to Title IV of ERISA, and no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), has occurred or is reasonably expected to occur with respect to any Plan, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Neither the Company, the subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability (i) under Title IV of ERISA (other than contributions to the Plan or any multiemployer plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default), (ii) with respect to the termination of, or withdrawal from, any Plan, or (iii) under Sections 412, 4971, 4975 or 4980B of the Code, and (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) is in or expected to be in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which is reasonably expected to result in the loss of such qualification. None of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its ERISA Affiliates in the current fiscal year of the Company and its ERISA Affiliates compared to the amount of such contributions made in the Company’s and its ERISA Affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year. To the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign agency with respect to any Plan.

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(ff)          Internal Control Over Financial Reporting. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act Regulations) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer and is sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in Inline eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate and fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, (A) there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (B) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and (C) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any subsidiary to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company or its subsidiaries.

(gg)          Disclosure Controls and Procedures. The Company and its subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations), which (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter, and (iii) were then effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each subsidiary’s disclosure controls and procedures described above, the Company is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or its subsidiaries’ ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its subsidiaries’ internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no changes in internal controls or in other factors that could significantly affect internal controls.

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(hh)          Compliance with the Sarbanes-Oxley Act. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.

(ii)            Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(jj)            Payment of Taxes. All United States federal income tax returns of the Company and the subsidiaries required by law to be filed have been timely filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments that have been or will be promptly contested in good faith and as to which adequate reserves have been provided in the Company’s financial statements in accordance with GAAP. The Company and the subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined. There is no tax deficiency that has been or would reasonably be expected to be asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(kk)          Insurance. The Company and each subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it or any subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. All such insurance is in full force as of the date hereof.

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(ll)            Investment Company Act. The Company is not, and immediately following consummation of the transactions contemplated hereby and the application of the net proceeds as described in the Registration Statement, the Prospectus and the Disclosure Package, the Company will not be required to register as an “investment company” or an entity controlled by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), without regard to Section 3(c) of the Investment Company Act.

(mm)        Stabilization. Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken, directly, or indirectly, and neither the Company nor any of the subsidiaries, nor any affiliates of the Company or its subsidiaries, will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act) to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

(nn)          Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. To the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)          Anti-Money Laundering Laws. The operations of the Company and its subsidiaries and, to the knowledge of the Company, their respective affiliates, are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder issued, administered or enforced by any governmental agency or body (collectively, the “Anti-Money Laundering Laws”); and no suit, action or proceeding by or before any court, governmental agency or body involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(pp)          OFAC. None of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any officer or director of either the Company or any of its subsidiaries, any agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries, is or has been (i) engaged in any services (including financial services), transfers of goods, software or technology, or any other business activity related to (A) any country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Russia (each, a “Sanctioned Country”), (B) the government of any Sanctioned Country, (C) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (D) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the Office of Foreign Assets Control of the U.S. Treasury Department, or by the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); (ii) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (iii) a person, entity or organization currently the subject of any Sanctions; or (iv) located, organized or resident in any Sanctioned Country. The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities or business of or with any person or entity that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person participating in the transaction, whether as underwriter, advisor, investor or otherwise, of Sanctions.

(qq)          Lending Relationship. The Company (A) does not have any material lending or other relationship with any bank or lending affiliate of KBW and (B) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of KBW.

(rr)          No Restrictions on Subsidiaries. Except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ss)          Statistical and Market-Related Data. The statistical and market-related data contained in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

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(tt)          Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of KBW’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the preliminary prospectus contained in the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by KBW and included in Schedule I hereto or any electronic road show or other written communications reviewed and consented to by KBW and listed on Schedule I hereto (each, a “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by KBW specifically for use therein, it being understood and agreed that the only such information furnished by KBW consists of the KBW Information.

(uu)          IT Systems. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except where failure in the adequacy, operation or performance of such IT Systems would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, reasonably consistent with industry standards and practices, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations relating to the same, except where failure to implement or maintain such controls, policies, procedures and safeguards or the occurrence of breaches, violations, outages or unauthorized uses or accesses would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where failure in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

(vv)          Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

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(ww)        No Brokers. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xx)          Deposit Insurance. The deposit accounts of the Bank are insured by the FDIC up to applicable legal limits, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(yy)          Derivative Instruments. Except as has not resulted in or would not reasonably be expected to result in a Material Adverse Effect, any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than options issued under the Company’s shareholder-approved benefit plans) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder except as could not, individually or in the aggregate, have a Material Adverse Effect.

(zz)           Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.

(aaa)        Off-Balance Sheet Transactions. There is no transaction, arrangement or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off-balance sheet entity which is required to be disclosed in the Disclosure Package and the Prospectus (other than as disclosed therein).

(bbb)          Contracts. The material contracts or agreements to which the Company or any of its subsidiaries is a party have been duly and validly authorized, executed and delivered by the Company or its subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or its subsidiaries, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements, and no such termination or non-renewal has been threatened by the Company or any subsidiary or, to the Company’s knowledge, any other party to any such material contract or agreement; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the Disclosure Package and the Prospectus or to be filed as exhibits thereto (or to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein) by the Securities Act or by the rules and regulations of the Commission thereunder that have not been so described and filed.

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(ccc)          Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to KBW or to counsel for KBW pursuant to this Agreement shall be deemed a representation and warranty by the Company to KBW as to the matters covered thereby.

Section 2.          Sale and Delivery to KBW; Closing.

(a)            Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to KBW, and KBW agrees to purchase from the Company, the full aggregate principal amount of the Securities, at a purchase price equal to 98.75% of the aggregate principal amount thereof.

(b)            Delivery. Delivery of the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, or such other place as may be agreed to by KBW and the Company, and payment of the purchase price for the Securities shall be made by KBW to the Company by wire transfer of immediately available funds contemporaneous with closing at such place as shall be agreed upon by KBW and the Company, no later than 10:00 a.m. (New York City time) on September 30, 2026, or such other time not later than ten (10) business days after such date as shall be agreed upon by KBW and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

(c)            Payment. Payment for the Securities purchased by KBW shall be made to the Company by wire transfer of immediately available funds to a bank designated by the Company, against delivery to KBW of one or more global notes representing the Securities (collectively, the “Global Note”) to be purchased by KBW. The Securities represented by the Global Note shall be in such denominations and registered in such names as KBW may request in writing at least one full business day prior to the Closing Time. The Global Note shall be made available for examination by KBW not later than 10:00 a.m. (New York City time) on the business day prior to the Closing Time.

(d)            In performing its duties under this Agreement, KBW shall be entitled to rely upon any notice, signature or writing that KBW shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. KBW may rely upon any opinions or certificates or other documents delivered by the Company or its counsel or designees to it.

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Section 3.          Covenants of the Company. The Company covenants with KBW as follows:

(a)            Compliance with Commission Requests. Until the Closing Time, the Company, subject to SECTION 3(b) hereof, will comply with the requirements of Rule 430B, and will notify KBW promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by SECTION 3 hereof, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Until the Closing Time, the Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)            Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the TIA and the TIA Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 under the Securities Act Regulations, would be) required by the Securities Act to be delivered in connection with sales of the Securities ending no later than nine (9) months from the date hereof (the “Delivery Period”), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for KBW or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the TIA or the TIA Regulations, the Company will promptly (A) give KBW written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish KBW with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible; provided that the Company shall not file or use any such amendment or supplement to which KBW or counsel for KBW shall object. If at any time during the Delivery Period, any event shall occur or condition shall exist as a result of which the Disclosure Package or such Issuer Free Writing Prospectus, individually or together with other information that is part of the Disclosure Package, as the case may be, conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify KBW and will promptly amend or supplement, at the Company’s own expense, the Disclosure Package or such Issuer Free Writing Prospectus, as the case may be, to eliminate or correct such conflict, untrue statement or omission.

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(c)            Filing or Use of Amendments or Supplements. During the Delivery Period, the Company (i) will furnish to KBW for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement, and (ii) will not amend or supplement the Registration Statement without KBW’s prior written consent, which consent shall not be unreasonably withheld or delayed. Prior to amending or supplementing any preliminary prospectus or the Prospectus, the Company shall furnish to KBW for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without KBW’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(d)            Delivery of Registration Statements. The Company has furnished or will deliver, upon request, to KBW and counsel for KBW, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to KBW, upon request, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for KBW. Any such signed copies of the Registration Statement and each amendment thereto furnished to KBW will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)            Delivery of Prospectuses. The Company has delivered to KBW, without charge, as many copies of each preliminary prospectus as KBW reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to KBW, without charge, during the Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as KBW may reasonably request, unless, with the prior consent of KBW, such delivery requirement can be satisfied by the provisions of Rule 172 under the Securities Act. The Prospectus and any amendments or supplements thereto furnished to KBW will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(f)            Blue Sky Qualifications. The Company will use its best efforts, in cooperation with KBW, to qualify the Securities for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as KBW may reasonably designate and to maintain such qualifications in effect during the Delivery Period; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)            Earnings Statements. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to KBW the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h)            Reporting Requirements. The Company, during the Delivery Period, will file all documents required to be filed with the Commission by the Company pursuant to the Exchange Act within the time periods required by, and each such document will meet the requirements of, the Exchange Act and the Exchange Act Regulations.

(i)             Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities as described in the Registration Statement, the Prospectus and the Disclosure Package under “Use of Proceeds.”

(j)             Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of KBW, and KBW agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that KBW will be deemed to have consented to any Issuer General Use Free Writing Prospectuses listed on Schedule I hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by KBW. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by KBW as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus during the Delivery Period there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify KBW in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to correct such untrue statement or omission.

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Subject to the consent of KBW required in the immediately preceding paragraph, the Company will prepare a final term sheet relating solely to the final pricing terms of the Securities and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for such Securities. Any such final term sheet is an Issuer General Use Free Writing Prospectus for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, the Company consents to the use by KBW of a free writing prospectus that contains only (a) (i) information describing the preliminary terms of the Securities generally or the Securities specifically or their offering or (ii) information that describes the final terms of the Securities or their offering and that is or is to be included in the final term sheet of the Company contemplated in the first sentence of this paragraph or (b) other customary information that is not “issuer information,” as defined in Rule 433.

(k)            DTC. The Company will cooperate with KBW and use its best efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

(l)             Investment Company Act. During the Delivery Period, the Company shall not invest or otherwise use the proceeds received by the Company from the sale of the Securities in such a manner as could require the Company or any of the subsidiaries to register as an investment company under the Investment Company Act.

(m)            No Stabilization. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities.

(n)            Trademarks. Upon request of KBW, the Company will furnish, or cause to be furnished, to KBW an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by KBW for the purpose of facilitating the on-line offering of the Securities (the “License”); provided that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(o)            NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) while any Securities remain outstanding.

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Section 4.          Payment of Expenses.

(a)            Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company covenants and agrees with KBW that the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement or the transactions contemplated hereby, including (i) the preparation, printing and delivery to KBW of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (ii) the delivery to KBW of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by KBW to investors, (iii) the preparation, issuance and delivery of the Securities to KBW, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of SECTION 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for KBW in connection therewith and in connection with the preparation, printing and delivery to KBW of any Blue Sky Survey and any supplement thereto, and the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of DTC, (vi) any fees payable in connection with the rating of the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and any travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) any filing fees incident to, and the reasonable fees and disbursements of counsel to KBW incurred in connection with determining KBW’s compliance with FINRA rules and regulations applicable to its participation in the offering and the sale of the Securities, (ix) fees and disbursements of the Trustee and its counsel and (x) the fees and expenses including, without limitation, the fees and expenses of counsel for KBW, marketing and syndication expenses, and any expenses related to an investor presentation and/or roadshow that are incurred by KBW and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this SECTION 4(a); provided that the amount of fees and expenses to be paid by the Company pursuant to subclauses (v), (viii) and (x) herein shall not exceed $225,000 in the aggregate; provided that except as provided in this Section, SECTION 7, SECTION 10(a) and SECTION 11 hereof, KBW will pay all of its own costs and expenses, including transfer taxes on resale of any of the Securities by it and the cost of preparing and distributing any term sheet prepared by KBW.

(b)            Termination of Agreement. If this Agreement is terminated by KBW in accordance with the provisions of SECTION 6, SECTION 10(a) or SECTION 11 hereof, the Company shall reimburse KBW for all of its out-of-pocket expenses, including the reasonable and documented fees and expenses of counsel for KBW.

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Section 5.          Use of Free Writing Prospectuses by KBW. KBW represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

Section 6.          Conditions of KBW’s Obligations. The obligation of KBW to purchase the Securities at the Closing Time as provided herein is subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement, etc. The Registration Statement was filed by the Company with the Commission and has been declared effective not earlier than three years prior to the date hereof. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus shall have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the Securities Act Regulations. At the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information with respect to the Registration Statement. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by the Securities Act Regulations.

(b)            Opinion of Counsel for Company. At the Closing Time, KBW shall have received the favorable opinion and negative assurance letter, each dated as of the Closing Time, of Troutman Pepper Locke LLP, counsel for the Company, in form and substance reasonably satisfactory to KBW. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)            Opinion of Counsel for KBW. At the Closing Time, KBW shall have received the favorable opinion and negative assurance letter, each dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for KBW, in form and substance reasonably satisfactory to KBW. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinion of counsel satisfactory to KBW. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

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(d)            Officers’ Certificate of the Company. At the Closing Time, KBW shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(e)            Comfort Letters. At the time of the execution of this Agreement, KBW shall have received a letter, dated as of such date, in form and substance reasonably satisfactory to KBW, from each of (i) Crowe, the Company’s independent registered public accountant, and (ii) Snodgrass, LINKBANCORP’s independent registered public accountant, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement, the Disclosure Package and the Prospectus, and each specified date referred to in each such letter shall be a date not more than two business days prior to the date of this Agreement.

(f)            Bring-down Comfort Letters. At the Closing Time, KBW shall have received from each of Crowe and Snodgrass a letter, dated as of the Closing Time, to the effect that such firm reaffirms the statements made in its letter furnished pursuant to SECTION 6(e) hereof and contains any statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement, the Disclosure Package and the Prospectus, except that the specified date referred to therein shall be a date not more than two business days prior to the Closing Time.

(g)            Certificate of the Chief Financial Officer. At the time of the execution of this Agreement, KBW shall have received a certificate executed by the Chief Financial Officer, in form and substance reasonably satisfactory to KBW.

(h)            Bring-down Certificate of the Chief Financial Officer. At the Closing Time, KBW shall have received a certificate executed by the Chief Financial Officer, in form and substance reasonably satisfactory to KBW.

(i)             Ratings. At the Closing Time, the Securities will be rated at least BBB- by Kroll Bond Rating Agency, Inc. Subsequent to the execution of this Agreement, there shall not have occurred a downgrading in or withdrawal of the rating assigned to the Securities or any other securities of the Company by any NRSRO, and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other securities of the Company (other than an announcement with positive implications of a possible upgrading).

(j)             DTC. At the Closing Time, the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

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(k)            No Objection. If applicable, FINRA shall have raised no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, which objection has not been withdrawn or otherwise satisfied.

(l)             Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the business day next succeeding the date of this Agreement.

(m)            No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in SECTION 10(a).

(n)            No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that remains in effect and would, as of the Closing Time, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that remains in effect and would, as of the Closing Time, prevent the issuance or sale of the Securities.

(o)            Good Standing. KBW shall have received on and as of the Closing Time satisfactory evidence of the good standing of the Company and the Bank in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(p)            Additional Documents. At the Closing Time, counsel for KBW shall have been furnished with such documents, opinions and certificates as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be in form and substance reasonably satisfactory to KBW and counsel for KBW.

(q)            Termination of Agreement. If any condition specified in this SECTION 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by KBW by notice to the Company at any time prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in SECTION 4 and except that SECTION 1, SECTION 4, SECTION 7, SECTION 8, SECTION 9, SECTION 14, SECTION 15, SECTION 16 and SECTION 17 shall survive any such termination and remain in full force and effect.

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Section 7.          Indemnification.

(a)            Indemnification of KBW. The Company agrees to indemnify and hold harmless KBW and its affiliates (as such term is defined in Rule 405 under the Securities Act Regulations (each, an “Affiliate”)), officers, partners, managers, directors, employees and agents, and each person, if any, who controls KBW within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission from any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to SECTION 7(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the KBW Information.

(b)            Indemnification of Company, Directors and Officers. KBW agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in SECTION 7(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the KBW Information.

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(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to SECTION 7(a) hereof, counsel to the indemnified parties shall be selected by KBW, and, in the case of parties indemnified pursuant to SECTION 7(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified parties, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties; provided, however, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, or (ii) in the reasonable judgment of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified person which are different from or in addition to those available to such indemnifying person, in which event the reasonable fees and expenses of appropriate separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this SECTION 7 or SECTION 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by SECTION 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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Section 8.          Contribution. If the indemnification provided for in SECTION 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and KBW, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and KBW, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and KBW, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by KBW, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and KBW, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by KBW (it being understood and agreed that such information supplied by KBW only consists of the KBW Information), and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and KBW agree that it would not be just and equitable if contribution pursuant to this SECTION 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this SECTION 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this SECTION 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

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Notwithstanding any other provision of this SECTION 8, KBW shall not be required to contribute any amount in excess of the underwriting discount received by KBW in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. KBW’s obligation to contribute pursuant to this SECTION 8 shall be determined by reference to KBW’s underwriting obligation.

For purposes of this SECTION 8, each person, if any, who controls KBW within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and KBW’s Affiliates, officers, directors, partners, managers, employees and agents shall have the same rights to contribution as KBW; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 9.          Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of KBW or its Affiliates, officers, directors, employees, agents, any person controlling KBW or the Company’s officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

Section 10.          Termination of Agreement.

(a)            Termination. KBW may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of KBW, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis, including a widespread outbreak of epidemic illnesses, or any change or development involving a prospective change in national or international political, financial or economic conditions, including, without limitation, as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of KBW, impracticable or inadvisable to proceed with the completion of the offering of the Securities on the terms and in the manner contemplated in the Registration Statement, the Prospectus and the Disclosure Package, to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or by the Nasdaq Global Select Market, (iv) if trading generally on the New York Stock Exchange or the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental agency or body, (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, (vi) if there has occurred a downgrading in or withdrawal of the rating assigned to the Securities or any other securities of the Company by any NRSRO, or such organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other securities of the Company, or (vii) if a banking moratorium has been declared by United States, New York or Virginia authorities.

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(b)            Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in SECTION 4 hereof, and provided further that SECTION 1, SECTION 4, SECTION 7, SECTION 8, SECTION 9, SECTION 14, SECTION 15, SECTION 16 and SECTION 17 shall survive such termination and remain in full force and effect.

Section 11.          Default by KBW. If KBW fails to purchase the Securities at the Closing Time, the Agreement shall terminate without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in SECTION 4 hereof and except that the provisions of SECTION 1, SECTION 4, SECTION 7, SECTION 8, SECTION 9, SECTION 14, SECTION 15, SECTION 16 and SECTION 17 shall not terminate and shall remain in effect.

Section 12.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to KBW shall be directed to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, e-mail: USCapitalMarkets@kbw.com, with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, attention of Michael P. Reed, e-mail: michael.reed@skadden.com; and notices to the Company shall be directed to it at 5680 King Centre Drive, Ste. 801, Alexandria, Virginia 22315, attention of Kirtan Parikh, Executive Vice President and Chief Financial Officer, e-mail: Kparikh@burkeandherbertbank.com, with a copy (which shall not constitute notice) to Troutman Pepper Locke LLP, 401 9th Street, NW, Suite 1000, Washington, DC 20004, attention of Greg Parisi, e-mail: gregory.parisi@troutman.com.

Section 13.          No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the offering or purchase and sale of the Securities pursuant to this Agreement, including the determination of the terms of the Securities and the offering price thereof and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and KBW, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, KBW is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries or their respective shareholders, creditors, employees or any other party, (c) KBW has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company or its subsidiaries in connection with the offering of the Securities or the process leading thereto (irrespective of whether KBW has advised or is currently advising the Company or any of its subsidiaries on other matters) or any other obligation to the Company or its subsidiaries in connection with the offering of the Securities except the obligations expressly set forth in this Agreement, (d) KBW and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or its subsidiaries, and (e) KBW has not provided any legal, accounting, financial, regulatory or tax advice in connection with the offering of the Securities and the Company and its subsidiaries have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent they deemed appropriate.

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Section 14.          Parties. This Agreement shall inure to the benefit of and be binding upon KBW, the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than KBW, the Company, and their respective successors and the controlling persons, Affiliates, partners, managers, employees, agents, officers and directors referred to in SECTION 7 and SECTION 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of KBW, the Company, and their respective successors, and said controlling persons, Affiliates, employees, agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from KBW shall be deemed to be a successor by reason merely of such purchase.

Section 15.          Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and KBW hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 16.          GOVERNING LAW. THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREUNDER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

Section 17.          Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction of, and to venue in (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

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Section 18.          TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 19.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes.

Section 20.          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 21.          Entire Agreement; Amendments. This Agreement constitutes the entire Agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party that the condition is meant to benefit.

[Signature pages follow]

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Very truly yours,

BURKE & HERBERT FINANCIAL SERVICES CORP.

By:	/s/ Kirtan Parikh
Name:	Kirtan Parikh
Title:	Executive Vice President, Chief Financial Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Adam Tarvin
Name:	Adam Tarvin
Title:	Managing Director

[Signature Pages to Underwriting Agreement]

SCHEDULE I

Issuer Free Writing Prospectuses

Pricing Term Sheet for Securities, dated September 28, 2026.